UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2005

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11860	04-3144936
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1370 Dell Avenue, Campbell, CA		95008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 866-8300

NA
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On September 28, 2005, the Board of Directors of Focus Enhancements, Inc. (the “Corporation”) adopted amendments to the Focus Enhancements, Inc. 2004 Stock Incentive Plan (the “2004 Plan”).  The amended 2004 Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

2004 Plan

The amendments to the 2004 Plan, among other things (a) provide for termination of outstanding awards in connection with certain changes in control and (b) permit net issue exercise in connection with the exercise of outstanding options.

The Corporation also revised its forms of Executive Nonstatutory Stock Option Acceptance Letter under the 2004 Plan, Nonstatutory Stock Option Acceptance Letter under the 2004 Plan and Restricted Stock Agreement under the 2004 Plan to reflect changes to the amended 2004 Plan.  The forms of revised agreements are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2001, Focus Enhancements, Inc. (the “Company”) filed with its Form SB-2/A (Commission File No. 333-55178) a Certificate of Designation of Preferences of Series B Preferred Stock (“Certificate of Designation”) of the Company.  On September 28, 2005 the Board of Directors of the Company approved an amendment to the Certificate of Designation to increase the number of authorized shares of Series B Preferred Stock from 2,000 to 3,000 shares.  The Company filed the entire Certificate of Designation with the Secretary of State of Delaware on September 29, 2005. As of September 29, 2005, 2,744 shares of Series B Preferred Stock were issued and outstanding.

Item 7.01 Regulation FD Disclosure

On October 4, 2005, Focus Enhancements Inc., (the “Company”) issued a press release announcing that it would be presenting at the New York Society of Security Analysts’ 2005 Semiconductor Growth Conference on October 6, 2005. In addition, the Company announced that following its third quarter ended September 30, 2005, management currently expects the Company’s revenues and loss per share will be within the range of its third quarter guidance previously provided on August 8th when the Company announced third quarter revenues were expected to be between $6.7 million and $7.2 million with a loss per share of $0.06 to $0.07. This press release is attached hereto as Exhibit 99.1 and is being furnished under Item 7.01 of this Form 8-K.

Item 8.01 Other Events

The Focus Enhancements Inc., 2005 Annual Meeting of Stockholders will be held at 7:00 a.m. instead of 10:00 a.m., as previously announced, on November 14, 2005.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Exhibit Title or Description

3.1	Certificate of Designation of Preferences of Series B Preferred Stock of Focus Enhancements, Inc.

10.1	Focus Enhancements, Inc. 2004 Stock Incentive Plan, as amended

10.2	Form of Executive Nonstatutory Stock Option Acceptance Letter under the 2004 Stock Incentive Plan, as amended (1)

10.3	Form of Nonstatutory Stock Option Acceptance Letter under the 2004 Stock Incentive Plan, as amended (1)

10.4	Form of Executive Restricted Stock Agreement under the 2004 Stock Incentive Plan, as amended (1)

99.1

Focus Enhancements, Inc. press release announcing its attendance of the New York Society of Security Analysts’ 2005 Semiconductor Growth Conference and its expectations that third quarter revenue and earnings per share are expected to be within previously announced guidance.

(1)           Represents executive compensation plans and arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date: October 4, 2005	By:	/s/ Gary Williams
Gary Williams
Executive Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

3.1	Certificate of Designation of Preferences of Series B Preferred Stock of Focus Enhancements, Inc.

10.1	Focus Enhancements, Inc. 2004 Stock Incentive Plan, as amended

10.2	Form of Executive Nonstatutory Stock Option Acceptance Letter under the 2004 Stock Incentive Plan, as amended (1)

10.3	Form of Nonstatutory Stock Option Acceptance Letter under the 2004 Stock Incentive Plan, as amended (1)

10.4	Form of Executive Restricted Stock Agreement under the 2004 Stock Incentive Plan, as amended (1)

99.1

Focus Enhancements, Inc. press release announcing its attendance of the New York Society of Security Analysts’ 2005 Semiconductor Growth Conference and its expectations that third quarter revenue and earnings per share are expected to be within previously announced guidance.

(1)           Represents executive compensation plans and arrangements.